                                                                   EXHIBIT 10.96

                              PRODUCTION AGREEMENT

     THIS PRODUCTION AGREEMENT is made and effective as of the fifth day of October, 2000, by and between TAG MEX, INC., a California corporation (the "Purchaser"), and TEX TRANSAS, S.A. de C.V., a corporation formed under the laws of the Republic of Mexico (the "Producer"), with respect to the following facts:

     A.   The Producer is engaged in the production of twill and denim fabric.

     B. The Purchaser desires to purchase from the Producer, and the Producer desires to manufacture for the Purchaser, twill fabric on the terms and conditions contained herein.

     ACCORDINGLY, subject to the terms and conditions of this Agreement, and on the basis of the premises, representations, warranties and agreements contained herein, the parties hereto agree as follows:

     1.   Purchase
          --------

          (a) During the "Term" (as defined below), the Purchaser shall have the first right, but not the obligation, to submit to the Producer from time to time orders for twill or denim fabric in such amounts up to the capacity of the Producer's facility located at Lote 1 ABC, SN Corridor, Ixtacuixtla Xocoyucan, Tlaxcala (the "Facility").

          (b) In the event that the Purchaser shall submit orders for delivery in any week for less than the full capacity of the Facility, the Producer shall be permitted to sell any remaining fabric manufactured by it at the Facility during such week to third party purchasers. In no event shall the Purchaser be liable for any lost profits or other consequential or special damages incurred by the Producer as the result of the Purchaser's failure to purchase all or any fabric or other product from the Producer. In no event shall the Purchaser be entitled to participate in any profit realized by the Producer from any product sold by the Producer to a third party as provided in this Section 1(b).

     2.   Production Commitment.  The Producer shall accept each purchase order
          ---------------------
submitted by the Purchaser in accordance with Section 1(a).

     3.   Purchase Orders.
          ---------------

          (a) The Purchaser shall order products from the Producer by delivery to the Producer of a written purchase order (a "Purchase Order") in the form attached hereto as Exhibit A, as the same may be amended by the Purchaser from
                   ---------
time to time, which purchase order shall set forth the amount of twill fabric to be manufactured, the specifications therefor, the date on which such fabric shall be delivered, the place to which such fabric shall be delivered, the methods of packaging and shipping such fabric and such other matters pertaining to the manufacture of the fabric by the Producer and the purchase thereof by the Purchaser as the Purchaser shall deem to be necessary or appropriate. In the event of any conflict between a Purchase Order and any document provided by the Purchaser in connection therewith (including, but not limited to, any confirmation or invoice), the terms of the Purchase Order shall prevail.

          (b) A Purchase Order shall be deemed to have been accepted by the Producer unless expressly rejected by the Producer within forty-eight (48) hours after the receipt thereof. Any such rejection shall be in writing and shall specify in reasonable detail the grounds therefor. The Producer shall have the right to reject a Purchase Order if, but only if, the terms and conditions of such Purchase Order fail to comply with the express requirements of this Agreement.

          (c) The Purchaser shall have the right to cancel or amend all or any portion of a Purchase Order at any time prior to the date that the Producer shall have commenced weaving fabric in connection with such portion of the Purchase Order. There shall be no cost or expense incurred by the Purchaser in connection with any such cancellation or amendment. Any such amendment shall be deemed to have been accepted by the Producer unless expressly rejected by the Producer within forty-eight (48) hours after receipt thereof in the manner and for the reasons set forth in Section 3(b).

          (d) A Purchase Order shall not require delivery in less than twenty-one (21) days after delivery thereof by the Purchaser to the Producer without he Producer's prior written consent.

     4.   Quality Control.
          ---------------

          (a) The Producer shall manufacture all products in a good, uniform and workmanlike manner and strictly in accordance with the specifications set forth in each Purchase Order and any samples provided by the Purchaser.

          (b) The Producer shall inspect each unit of product before delivery. Such inspection shall be made in accordance with such inspection standards as may be designated by the Purchaser from time to time and written reports of the results of such inspection, in such form as may be designated by the Purchaser from time to time, shall be delivered to the Purchaser on or before the delivery of such products.

          (c) The Purchaser shall have the right, but not the obligation, to have one or more quality assurance or other representatives present at the Producer's manufacturing facilities from time to time during the Term on a full-time or part-time basis to observe the production of products and the Producer's compliance with the terms of this Agreement. Such inspections shall not be deemed to constitute or evidence the acceptance by the Purchaser of such products.

     5.   Manufacture of Products.
          -----------------------

          (a) The rights granted to the Producer in this Agreement are personal to the Producer and the Producer shall not sell, assign, sublicense, transfer, convey, create any interest in or otherwise dispose of, or hypothecate, mortgage, use as collateral, pledge or otherwise borrower against, any such rights, or assign or subcontract any portion of the manufacture of any products to any other person, without the prior written consent of the Purchaser in each instance, which consent may be withheld by the Purchaser in its sole and absolute discretion. Any attempt by the Producer to do so shall be null and void and (in addition to all other remedies available to the Producer at law or equity or under this Agreement) shall entitle the Purchaser (i) to terminate the Producer's rights under Section 1(a) or (ii) to reject any or all products manufactured, in whole or in part, by any such person. A "Change in Control" (as defined below) of the Producer or any permitted subcontractor shall be deemed to be an attempt to transfer the rights granted to the Producer in Section 1(a) in violation of this Section 5(a). Approval by the Producer of any action otherwise prohibited by this Section 5(a) shall not release the Producer of any of its obligations under this Agreement.

          (b) Any consent by the Purchaser to the manufacture of any products by any person other than the Producer shall be expressly subject to the following conditions.

            (i) The Producer shall supervise all aspects of the manufacturing performed by such person;

            (ii) The Producer shall cause such person to observe strictly all provisions of this Agreement applicable to the Producer as fully as though such person had been a party hereto; and

            (iii) The Producer shall remain fully responsible for all products manufactured by such person as fully as though they had been manufactured by the Producer.

          (c) All products manufactured by the Producer shall comply strictly with all applicable laws, rules, regulations, permits, orders and safety standards of all federal, state, local and foreign governmental authorities.

          (d) The Producer shall obtain, at its sole cost and expense, any certification, approval or permit required in connection with the manufacture of the products and the performance of its obligations hereunder.

          (e) The term "Change in Control" shall mean the occurrence of any of the following events: (i) any person, together with all affiliates and associates of such person (other than the shareholders of the Producer on the date hereof), shall become the beneficial owner of fifty percent (50%) or more of the voting power of the Producer or (ii) any person, together with all affiliates and associates of such person (other than the shareholders of the Producer on the date hereof), shall obtain the power, directly or indirectly, to direct or cause the direction of the management and policies of the Producer, whether through the ownership of voting securities or by contract or otherwise, or (iii) the sale by the Producer of all or any substantial portion of its assets to a single person.

     6.   Purchase Price.
          --------------

          (a) From time to time during the Term, the Purchaser and the Producer shall use their best efforts in good faith to mutually establish purchase prices for each type of fabric subject to this Agreement.

          (b) All invoices issued by the Producer under this Agreement shall be paid by the Purchaser within thirty (30) days after delivery of the products relating thereto.

          (c) The Producer shall comply with all applicable laws in performing its obligations hereunder, including, but not limited to, any applicable federal, state, local or foreign laws, rules or regulations relating to invoicing the purchase of fabric or to the payment or withholding of taxes.

     7.   Term.
          ----

          (a) Unless sooner terminated in accordance with Section 7(b), the term (the "Term") of the parties' respective rights and duties under Sections 1 and 2 shall commence on October 5, 2000 and shall end on September 30, 2004.

          (b) The Term shall terminate prior to the expiration of its stated term upon the happening of any of the following events:

            (i) at the option of either party, if the other party shall fail to perform in any material respect any material term, condition or obligation to be performed by it under this Agreement and either (A) such failure is not cured within ten
                  (10) days after written notice of such failure is given by the terminating party to the defaulting party or (B) the defaulting party shall have commenced during such ten (10) day period, and shall diligently pursue thereafter, all actions reasonably necessary to cure such failure; or

            (ii) at the option of either party, if the other party shall fail to pay when due any amounts under Section 6, which failure is not cured within ten (10) days of written demand therefor; or

            (iii) at the option of either party, immediately upon written notice, if the other party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

            (iv) at the option of either party, immediately upon written notice, if an involuntary case or other proceeding shall be commenced against the other party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case remains unstayed and in effect for more than sixty (60) days; or

            (v) at the option of the Purchaser, immediately upon written notice, upon the occurrence of any event set forth in Section 5(a); or

            (vi) at the option of the Purchaser, immediately upon written notice, upon the occurrence of a Change in Control of the Producer.

          (c) The Producer expressly acknowledges that the Purchaser has not made any representations as to the possible or expected duration of the rights granted to the Producer under Section 1(a) or the amount of products to be purchased by the Purchaser hereunder, and the Producer further expressly acknowledges that upon the expiration or termination of such rights the Purchaser shall have no liability to the Producer for expenditures by the Producer of time, effort or money in connection with the performance of its obligations under this Agreement.

          (d) Upon the termination of the Term for any reason, neither party shall have any remaining rights, duties or obligations hereunder, except that
(i) any Purchase Order accepted by the Producer before such termination shall be governed by the terms and conditions herein provided, (ii) each party shall continue to pay to the other all amounts due hereunder, (iii) the Producer shall continue to be bound by Section 8 hereof and (iv) each party shall use its commercially reasonable efforts to effect the orderly termination of the relationship contemplated by this Agreement.

     8.   Confidential Information.  The Producer acknowledges that (i) it will
          ------------------------
obtain knowledge of confidential information of the Purchaser during the Term, including, but not limited to, designs and other data and information of a proprietary nature which is not generally known to the public ("Confidential Information"), and that (ii) maintenance of the proprietary character of the Confidential Information is important to the Purchaser and its business operations. The Producer shall keep secret all Confidential Information, shall not use Confidential Information for any purpose other than as expressly authorized hereunder and shall not disclose Confidential Information to anyone except to the extent required in performing services hereunder or the Confidential Information becomes publicly available through no fault of the Producer. The Confidential Information shall constitute "trade secrets" within the meaning of the Uniform Trade Secrets Act contained in California Civil Code Sections 3426 et seq. and Articles 82 to 86 of the Ley de la Propiedad
              ------
Industrial, and the Purchaser shall receive all of the protections and be afforded all of the remedies available under such laws.

     9.   Injunctive Relief.  Each party hereby acknowledges and agrees that it
          -----------------
would be difficult to fully compensate the other party for damages resulting from the breach or threatened breach of any provision of this Agreement and, accordingly, that each party shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages or being required to post any bond or undertaking in connection with any such action. This provision with respect to injunctive relief shall not diminish, however, the right of either party to any other relief or to claim and recover damages.

     10.  Force Majeure.  Except for obligations of payment, neither party
          -------------
hereto shall be liable for non-performance caused by any circumstances beyond its reasonable control, including, but not limited to, lightning, earthquake, storm, acts of enemies, sabotage, war, blockade, insurrection, riot, epidemic, landslide, flood, fire, washout or the order of any court or authority, which circumstance by the exercise of due diligence the party invoking this Section 10 is unable to prevent or overcome; provided, however, that (i) lack of financial
                                  --------
capacity, strike, lockout or other industrial disturbance and shortage of necessary labor or materials shall in no event be deemed to be a cause beyond a party's control and (ii) no party shall be entitled to invoke this Section 10 if the failure to observe or perform any of the covenants or obligations herein imposed upon it was caused by such party failing to act in a reasonable and prudent manner under the circumstances, or failing to remedy the condition with reasonable diligence, or failing to give notice as soon as possible after determining that an event of force majeure has occurred and specifying those covenants or conditions such party will be unable to perform, or was the result of a knowing or negligent breach by such party of any applicable laws, regulations, agreements or contracts; provided, further, that in the event of a
                                      --------
delay in the delivery of any products pursuant to this Section 10 for more than thirty (30) days, the Purchaser shall have the right either to terminate this Agreement or to cancel that portion of the Purchase Order with respect to which delivery has been so delayed.

     11.  Relationship of the Parties.  The relationship between the parties
          ---------------------------
hereto under this Agreement is solely that of purchaser and vendor, and neither party is or shall be construed to be a partner, joint venturer, employee, agent, representative, franchisee or participant of or with the other party for any purpose whatsoever. Neither party shall have any right or authority whatsoever to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party or to bind the other party in any capacity.

     12.  Waiver.  No failure to exercise, and no delay in exercising, any
          ------
right, power or remedy hereunder shall impair any right, power or remedy which any party may have, nor shall any such delay be construed as a waiver of any such rights, powers or remedies or an acquiescence in any breach or default under this Agreement. The rights and remedies herein specified are cumulative and not exhaustive of any rights or remedies which any party would have. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     13.  Insurance.   The Producer shall maintain at its sole expense the
          ---------
following policies of insurance in forms and with coverages that are customary for persons and entities participating in the manufacture and delivery of fabric and, unless otherwise agreed to in writing between the parties, with the following minimum coverages: (i) comprehensive general liability insurance coverage with minimum limits of $2,000,000 per claim and $10,000,000 in the annual aggregate, and (ii) "All risk" property/casualty insurance coverage for all fabric while in the Producer's possession and while in transportation in the minimum amount of $5,000,000. All insurance policies required to be maintained by the Producer hereunder shall insure the Producer's manufacturing facilities and shall name the Purchaser as an additional named insured. The Producer shall provide the Purchaser with a certificate of insurance or other written evidence of the coverage described herein as of the commencement of the Term and as of the annual renewal of such insurance policies. The policies shall provide that insurance coverage may not be canceled or be subject to a reduction of coverage or other material modification unless at least thirty (30) days' prior written notice is given to the Purchaser by the insurance carrier.

     14.  Survival of Representations, Warranties and Agreements. All
          ------------------------------------------------------
representations, warranties and agreements made by the parties in this Agreement (including, but not limited to, statements contained in any exhibit, schedule or certificate or other instrument delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the consummation of the transaction contemplated hereby notwithstanding any investigations, inspections, examinations or audits made by or on behalf of any party.

     15.  Indemnification.
          ---------------

          (a) Each party shall indemnify, defend and hold harmless the other party and its officers, directors, shareholders, employees, affiliates, agents, successors and assigns, and any person who controls or is deemed to control any of them, from, against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities (including, but not limited to, reasonable attorneys' fees and costs, and the costs of investigation and preparation) (a "Loss") which, directly or indirectly, arise, result from or are related to any breach by the Indemnifying party of any of its representations, warranties, covenants or commitments under this Agreement or any agreement or instrument delivered pursuant hereto.

          (b) The Producer shall be solely responsible for all costs incurred by it in its business or operations or the performance of its obligations under this Agreement, including, but not limited to, any tax, environmental, labor, social security, civi l, mercantile or other cost or liability, and shall indemnify, defend and hold harmless the Purchaser and its officers, directors, shareholders, employees, affiliates, agents, successors and assigns, and any person who controls or is deemed to control any of them, from, against and in respect of any Loss which, directly or indirectly, arises, results from or is related to the Purchaser's performance or failure to perform any of its obligations under this Agreement.

          (c) Consummation of the transactions contemplated hereunder shall not be deemed or construed to be a waiver of any right or remedy of any indemnified party, nor shall this section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by it. The indemnifying party's obligations hereunder shall be in addition to any liability that it or any other person otherwise may have to the indemnified parties, and shall be binding upon, and inure to the benefit of its successors and assigns, and shall inure to the benefit of the heirs, representatives, successors and assigns of each indemnified party. The obligation to advance or pay promptly on demand all amounts as they are incurred shall exist irrespective of the ultimate final judicial determination, and in the event of a dispute about amounts owed, such amounts shall be advanced as they are incurred pending resolution and final judicial determination.

     16.  Third-Party Claims.  The indemnified party shall promptly notify the
          ------------------
indemnifying party of the existence of any claim, demand or other matter involving liabilities to third parties to which the indemnifying party's indemnification obligations could apply and shall give the indemnifying party a reasonable opportunity to defend the same at its expense and with counsel of its own selection (who shall be approved by the indemnified party, which approval shall not be withheld unreasonably); provided, however, that (i) the indemnified party shall at all times also have the right to fully participate in the defense at its own expense, (ii) if, in the reasonable judgment of the indemnified party, based upon the written advice of counsel, a conflict of interest may exist between the indemnified party and the indemnifying party, the indemnifying party shall not have the right to assume such defense on behalf of such indemnified party, and (iii) the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liabilities that it may have hereunder or otherwise, except to the extent that such failure so to notify the indemnifying party materially prejudices the rights of the indemnifying party. If the indemnifying party shall, within a reasonable time after such notice, fail to defend, the indemnified party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle the claim or other matter on behalf, for the account and at the risk and expense of the indemnifying party. The indemnifying party shall not compromise or settle the claim or other matter for any consideration other than the payment of money without the prior written consent of the indemnified party. The indemnified party shall make available all information and assistance that the indemnifying party may reasonably request; provided, however, that any associated expenses
                              --------
shall be paid by the indemnifying party as incurred.

     17.  Notices.   Any notice or other communication required or permitted
          -------
hereunder shall be in writing in the English language and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after being placed in the United States mail certified, return receipt requested, postage prepaid, addressed to the party to whom it is directed at the address set forth on the signature page hereof or (iii) if given by telecopier, when such notice or communication is transmitted to the telecopier number set forth on the signature page hereof and written confirmation of receipt is received. Each of the parties shall be entitled to specify a different address by giving the other parties notice as aforesaid.

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     18.  Entire Agreement.  This Agreement and the schedules and exhibits
          ----------------
hereto (which are incorporated herein by reference) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver, unless otherwise expressly provided.

     19.  Headings.  Section and subsection headings are not to be considered
          --------
part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

     20.  Successors and Assigns.  The rights and duties of the Producer under
          ----------------------
this Agreement are personal, and the Producer shall not assign or otherwise transfer any of its rights or delegate any of its duties hereunder (whether voluntarily or involuntarily) without the prior written consent of the Purchaser in each instance. Subject to the foregoing, all of the terms, provisions and obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective permitted successors and assigns.

     21.  Governing Law.  The validity, construction and interpretation of this
          -------------
Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

     22.  Counterparts.  This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     23.  Third Parties.  Nothing in this Agreement, expressed or implied, is
          -------------
intended to confer upon any person other than the parties hereto and their respective heirs, representatives, successors and assigns any rights or remedies under or by reason of this Agreement.

     24.  Attorneys' Fees.  In the event any party takes legal action to enforce
          ---------------
any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred in such action.

     25.  Further Assurances.  Each party hereto shall, from time to time at and
          ------------------
after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other parties reasonably may request to carry out the purpose and intent of this Agreement.

     26.  Arbitration.  Any controversy arising out of or relating to this
          -----------
Agreement or the transactions contemplated hereby shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of California. The board of arbitrators shall convene at a place mutually acceptable to the parties in the State of California and, if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Los Angeles. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least thirty (30) days prior written notice of its intent to do so.

     27.  Construction.  This Agreement was reviewed by legal counsel for each
          ------------
party hereto and is the product of informed negotiations between the parties hereto. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by the parties. Each party hereto acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

     28.  Consent to Jurisdiction.  Subject to Section 26, each party hereto, to
          -----------------------
the fullest extent it may effectively do so under applicable law, irrevocably
(i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America, the State of California or the Republic of Mexico (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding by mailing a copy thereof by United States mail, registered or certified, postage prepaid, return receipt requested, to CT Corporation at 818 West Seventh Street, Los Angeles, California 90017 (and each party hereby irrevocably appoints CT Corporation as its lawful agent to accept such service of process on behalf of such party). Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

     29.  Expenses.  Each party shall bear the expenses incurred by it in
          --------
connection with the negotiation, execution and delivery of this Agreement and the other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

     30.  Severable Provisions.  The provisions of this Agreement are severable,
          --------------------
and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

          Purchaser:               TAG MEX, INC.

                                   By  /s/ Gerard Guez
                                       ____________________________
                                       Gerard Guez
                                       Authorized Representative
                                       3151 East Washington Boulevard
                                       Los Angeles, California  90023
                                       Telecopier:  (323) 881-0383

                                   With a copy to:

                                   Production Manager
                                   Twillmex S. de R.L. de C.V.
                                   Telecopier: 52 (238) 4-00-15


          Producer:                TEX TRANSAS, S.A. de C.V.

                                   By  /s/ Kamel Nacif
                                       ______________________________
                                       Kamel Nacif
                                       Authorized Representative
                                       Edgar Allen Poe #231
                                       Col. Polanco, C.P. 11550
                                       Mexico D.F.
                                       Telecopier:  (525) 255-1009

     1. ACCEPTANCE. This purchase order constitutes Buyer's offer to Seller to purchase the items set forth on the front hereof on the terms and conditions set forth herein and becomes a binding contract on Buyer and Seller when it is accepted by Seller either acknowledgment (written or oral) or by commencement of performance hereunder.

     2. PRICE. The price to be charged for each item set forth on the front hereof shall be the price indicated for such item on the front hereof. If no price is indicated for an item, the price to be charged for the item shall be the price that Seller last quoted to or charged Buyer for a comparable item, whichever is lower. Unless otherwise stated on the front hereof, all deliveries and prices are F.O.B. to Seller's facility identified on the front hereof and no extra charges of any kind, including without limitation, charges for taxes, packing or insurance, shall be charged or otherwise included in the price. If this purchase order provides that the items are to be delivered F.O.B. to a location other than Buyer's facility or that Buyer is otherwise to pay shipping costs for such items, such items shall be prepared for shipment so as to secure the lowest transportation and insurance rates.

     3. PURCHASE ORDER NUMBER AND ITEM NUMBER. The purchase order number and applicable item number(s) set forth on the font hereof must appear on all shipments, packing slips, bills of lading, invoices and correspondence relating to any shipment pursuant to this purchase order.

     4. INVOICES. Payment of Seller's invoices shall be subject to adjustment for any shortage in or rejection by Buyer of any items ordered under any purchase order. One invoice of each set of invoices submitted must be either the actual original or plainly marked "Original".

     5. DELIVERY. Time is of the essence for this purchase order. If delivery is not completed within the time specified in this purchase order, Buyer reserves the right without liability, in addition to its other rights and remedies (a) to terminate this purchase order by notice effective when received by Seller as to stated items not yet shipped and (b) to purchase substitute items elsewhere and charge Seller with any loss incurred (direct and indirect). Unless authorized in writing by Buyer, Seller shall not deliver the items in advance of the schedule set forth on the front hereof. Any provision in this purchase order for delivery of items by installment shall not be construed as rendering the obligations of Seller severable. Quantities received in excess of that shown on the front hereof may be returned by Buyer at Seller's risk and expense. Any excess quantities which Buyer accepts shall be at the prices applicable to the items ordered. Buyer shall not be liable for failure to take delivery of any items covered by this purchase order, if such failure is caused by labor disputes, strikes, war, riots, insurrection, civil commotion, fire, flood, earthquake, storm or any Act of God or any other cause beyond Buyer's control.

     6. INSPECTION. Notwithstanding prior payment and/or inspection by Buyer, each item purchased under this purchase order is subject to Buyer's inspection and approval at Buyer's facility at any time after arrival of such items up to the actual use by Buyer of such items. Buyer shall have the right, without liability under this purchase order or otherwise, to reject and refuse acceptance of items which do not conform in all respects to (a) any instructions contained in this purchase order; (b) Buyer's specifications; or (c) any of Seller's warranties, whether such warranties be express or implied. With respect to any items which do not so conform, Buyer may hold such items for Seller's instructions at Seller's risk upon notification to Seller or return such items to Seller at Seller's expense.

     7. CHANGES. Buyer reserves the right at any time, by written notice to Seller, to change any one or more of the following as set forth on the front hereof: (a) specifications; (b) method of packaging, packing or shipment; and
(c) place and/or time of delivery. If any such change causes an increase or decrease in the cost of or the time required for the performance under this purchase

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

order, an equitable adjustment shall be made in the price or delivery schedule, or both. Any claim for adjustment by Seller shall be deemed waived unless asserted in writing within thirty (30) days from the receipt by Seller of the change. Nothing contained in this clause shall relieve Seller from proceeding without delay in the performance of this purchase order as changed.

     8. WARRANTIES. By accepting this purchase order, Seller warrants to Buyer that the items to be furnished under this purchase order will be (a) in full compliance with Buyer's specifications; (b) merchantable and fit for the purpose intended by Buyer; (c) free from any actual or claimed patent, copyright, or trademark infringement; and (d) free from defects in design. Seller warrants that Buyer will acquire good and marketable title to the items to be furnished under this purchase order. The warranties herein contained shall be in addition to any warranties implied in law or expressly made by Seller other than under this purchase order and shall survive acceptance and payment by Buyer. The warranty period is for one year after delivery unless otherwise stated on the front hereof.

     9. INDEMNIFICATION. Seller shall defend, indemnify, and hold harmless Buyer and its officers, agents, servants, representatives and employees from and against any and all loss (including without limitation, loss of use), liability, damage, claims, demands, actions, and/or proceedings and all costs and expenses connected with any of the foregoing (including without limitation, attorneys' fees) of whatsoever nature which arise or result from or are related to any breach by Seller or failure by Seller to perform any of its representations, warranties, commitments, obligations, covenants or conditions under this purchase order.

     10. SUBCONTRACTS. Any contract, order or agreement made by Seller with any other party for furnishing any of the completed or substantially completed items ordered under this purchase order shall be submitted to Buyer prior to execution thereof. Buyer shall have the right to disapprove any such subcontract. Buyer's acquiescence as to any such contract, order or agreement submitted as aforesaid shall not relieve Seller from any obligations imposed by this purchase order or impose any responsibility on Buyer for the work to be performed under such contract, order or agreement.

     11. COMPLIANCE WITH LAW. Seller shall, in connection with this purchase order, comply with all relevant provisions of foreign, federal, state and local laws and regulations.

     12. TERMINATION. Buyer may, by written notice of default to Seller, terminate the whole or any part of this purchase order in any one of the following circumstances: (a) if Seller fails to deliver any items ordered under this purchase order within the time specified herein; (b) if Seller fails to perform any of the other provisions of this purchase order or (c) if, in the sole judgment of Buyer, Seller so fails to make progress as to endanger performance of this purchase order in accordance with its terms. If Buyer terminates this purchase order in whole or in part as provided in this paragraph, Buyer may procure, upon such terms and in such manner as Buyer, in its sole judgment, may deem appropriate, items similar to those with respect to which the purchase order is so terminated, and Seller shall be liable to Buyer for any excess cost for such items; provided, however, that Seller shall continue the performance of this purchase order to the extent not so terminated.

     13. ATTORNEYS' FEES. If Seller and Buyer are unable to resolve any dispute arising under this purchase order and any suit or other judicial proceeding is instituted, the successful party in any such suit or other judicial proceedings shall be paid promptly by the other party an additional amount equal to the successful party's reasonable attorneys' fees and costs incurred.

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

     14. GOVERNING LAWS. The validity, construction and interpretation of this purchase order shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

     15. JURISDICTION. Seller irrevocably submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this purchase order. To the fullest extent it may effectively do so under applicable law, Seller irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     16. INSURANCE. Within 30 days after the date hereof, Seller shall provide Buyer with a copy of Seller's broad form vendor's liability insurance policy and a certificate from Seller's insurance carrier naming Buyer as an additional insured under such insurance policy and stating that Buyer shall be given 30 days written notice of cancellation or coverage changes on such insurance policy.

     17. ENTIRE AGREEMENT. This purchase order constitutes the entire agreement between Buyer and Seller with respect to the purchase of the items set forth on the front hereof and may not be modified expect by a writing signed by Buyer. No terms or conditions stated or otherwise imposed by Buyer, whether before, on or after the date hereof, shall be binding upon Seller, unless expressly agreed to in writing.

     18. ASSIGNMENT. Seller shall not assign nor delegate its performance under this purchase order without the prior written consent of Buyer, and any attempted assignment or transfer without such consent is void.

     19. REMEDIES. The remedies provided herein are cumulative and in addition to any other remedies in law or equity which may be available. The election of one or more remedies shall not bar the use of other remedies unless the circumstances make the remedies incompatible. Waiver by either party of any default by the other under this purchase order shall not be deemed a waiver by such party of any other default.

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